UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52376	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

(801) 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

On February 6, 2014, the Board of Directors of Profire Energy, Inc. (the “Company”) adopted a new Corporate Code of Ethics and Business Conduct (the “Code”) which applies to all directors, officers, and employees.    The Company adopted a new Code to provide a more comprehensive Code, including to address issues relating to the reporting of violations, enforcement of the Code, waivers of the Code and policies relating to retaliation against anybody who reports violations of the Code.

The newly adopted Code of Ethics and Business Conduct is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to Vote of Security Holders.

The Company held its annual Shareholder Meeting (the “Meeting”) on February 6, 2014 in Lindon, Utah.  Of the 47,742,380 total shares of common stock of the Company that were issued and outstanding on December 20, 2013, the record date for the Meeting, 42,243,247 shares, constituting 88.48% of the total outstanding shares, were represented in person or by proxy at the Meeting.

The matters voted on and the results of the votes were as follows:

1. The shareholders elected seven directors to the Company’s board of directors for the ensuing year and until their successors are elected and qualified.  The votes regarding this proposal were as follows:

Nominee	FOR	WITHHOLD
Brenton W. Hatch	39,874,491	15,000
Harold Albert	39,874,491	15,000
Andrew W. Limpert	39,874,191	15,300
Daren J. Shaw	39,874,391	15,100
Ronald R. Spoehel	39,874,491	15,000
Arlen B. Crouch	39,874,191	15,300
Stephen E. Pirnat	39,889,491	-

2.  The shareholders ratified the selection of Sadler, Gibb & Associates, LLC as the Company’s independent registered public accounting firm for the 2014 fiscal year.  The votes regarding this proposal were as followed:

Auditor	FOR	WITHHOLD	ABSTAIN
Sadler, Gibb & Associates	42,233,394	100	9,753

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
14.1	Corporate Code of Ethics and Business Conduct

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFIRE ENERGY, INC.

Date: February 12, 2014	By:	/s/ Brenton W. Hatch
Brenton W. Hatch
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Corporate Code of Ethics and Business Conduct